                                                                    EXHIBIT 10.1

         SECURITIES PURCHASE AGREEMENT, dated as of June ___, 2003, by and among CHARTER CAPITAL, RESOURCES INC., a Delaware limited liability company with offices at 2058 Rockaway Parkway, Suite 154, Brooklyn, NY 11236 ("Charter Capital") and TRINHTT BUI, an individual residing at 420 East 55th Street, #4L, New York, NY 10022 ("Bui" and together with Charter Capital, the "Purchasers") and VISUAL DATA CORPORATION, a Florida corporation with executive offices at 1291 SW 29 Avenue, Pompano Beach, Florida 33069 (the "Company").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Purchasers desire to acquire from the Company, and the Company desires to sell to Purchaser, an aggregate of Fifty Thousand (50,000) shares (the "Shares") of Series A-9 Convertible Preferred Stock, par value $0.0001 per share, of the Company having the rights, designations and preferences set forth on EXHIBIT A hereto ("Series A-9 Preferred") in two tranches in accordance with, and subject to, the terms and conditions hereinafter set forth; and

         WHEREAS, in order to induce the Purchaser to execute this Agreement and to purchase the Shares, the Company desires to issue to the Purchasers warrants (the "Warrants"), the form of which is attached hereto as EXHIBIT B, exercisable for an aggregate of Sixteen Thousand Six Hundred Sixty Six (16,666) shares (the "Warrant Shares") of Common Stock, par value $.0001 per share of the Company (the "Common Stock"), and the Company desires to issue such securities, in each case in accordance with, and subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of respective covenants, promises, and obligations contained herein, the parties hereto hereby agree as follows:

I.       DEFINITIONS

         CLOSINGS. As defined in Section 4.02(b) hereof.

         CODE. The Internal Revenue Code of 1986, as amended.

         COMMON STOCK. As defined in the recitals hereto.

         COMPANY. As defined in the introductory paragraph hereto.

         CONVERSION SHARES. The shares of Common Stock issuable upon conversion of the Shares and such other shares of Class A-9 Preferred Stock hereafter acquired by the Purchasers.

         EMPLOYEE BENEFIT PLAN. As defined in Section 3(3) of ERISA.

         ERISA. Employee Retirement Income Security Act of 1974, as amended.

         EXCHANGE ACT. Securities Exchange Act of 1934, as amended.

         INDEMNITEES. As defined in Section 4.04 hereof.

         PURCHASER. As defined in the introductory paragraph hereto.



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         SEC MATERIALS. The Definitive Proxy Statement of the Company on
Schedule 14A dated May 20, 2003, Annual Report on Form 10-KSB for the year ended September 30, 2002, the Quarterly Report on Form 10-QSB of the Company for the six ended March 31, 2003, the Quarterly Report on Form 10-QSB of the Company for the three months ended December 31, 2002, Current Reports on Form 8-K of the Company dated March 26, 2003, May 12, 2003, May 19, 2003, May 29, 2003 and June 23, 2003, collectively, as filed with the United States Securities and Exchange Commission.

         SECURITIES ACT. Securities Act of 1933, as amended.

         SHARES. As defined in the recitals hereof.

         SUBSIDIARIES. Entertainment Digital Network, Inc.,
Hotelview(R)Corporation, ResortView Corporation, MediaOnDemand, Inc., TheFirstNews.com, Inc.

         TRANCHE 1 CLOSING. As defined in Section 4.2(a).

         TRANCHE 1 CLOSING DATE. As defined in Section 4.2(a).

         TRANCHE 2 CLOSING. As defined in Section 4.2(b).

         TRANCHE 2 CLOSING DATE. As defined in Section 4.2(b).

         TRANCHE 1 SHARES. 30,000 Shares.

         TRANCHE 2 SHARES. 20,000 Shares.

         TRANCHE 1 WARRANT. A Warrant to purchase 10,000 shares of Common Stock dated as of the Tranche 1 Closing Date.

         TRANCHE 2 WARRANT. A Warrant to purchase 6,666 shares of Common Stock dated as of the Tranche 2 Closing Date.

         TRANSACTION AGREEMENTS. This Agreement and the Warrants collectively.

         WARRANTS. As defined in the recitals hereof and collectively the Tranche 1 Warrant and the Tranche 2 Warrant.

         WARRANT SHARES. As defined in the recitals hereof.

II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as follows:

SECTION 2.01 ORGANIZATION AND QUALIFICATION.

         Each of the Company and each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the SEC Materials and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially affect the financial condition, business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except for the stock of its subsidiaries and as set forth in the SEC Materials, the Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization.

SECTION 2.02 CAPITALIZATION.

         The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.0001 per share, of which 2,467,608 shares are outstanding, and 5,000,000 shares of preferred stock, par value $.0001 per share, of which (i) 300,000 shares of Class A-6 Preferred Stock are authorized of which none are outstanding, (ii) 162,500 shares of Class A-7 Preferred Stock are authorized, of which 86,832 shares are outstanding, (iii) 300,000 shares of Class A-8 Preferred Stock are authorized, of which 268,000 shares are outstanding, (iv) 100,000 shares of Class A-9 Preferred Stock are authorized, of which none are outstanding. Each of such outstanding shares of Common Stock and Preferred Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is owned, to the knowledge of the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. Except as set forth in the SEC Materials, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company.

SECTION 2.03 ENFORCEABILITY; VALIDITY.

         The Warrants, when executed and delivered pursuant to this Agreement, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies. The Conversion Shares and the Warrant Shares, when issued and delivered pursuant to, and upon exercise or conversion, as the case may be, of, the Shares or the Warrants, as the case may be, will be duly authorized and issued, fully-paid, and nonassessable and free of preemptive rights of any security holder of the Company. The Shares and the Warrants when executed and delivered in accordance with the terms hereof will be duly authorized and issued, fully-paid, and nonassessable and free of preemptive rights of any security holder of the Company.

SECTION 2.04 AUTHORIZATION.

         Each of the Transaction Agreements has been duly and validly authorized. Each of the Transaction Agreements has been executed and delivered by the Company and, assuming due execution by the other party hereto and thereto, as applicable, each constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies. The Company has full corporate power and lawful authority to authorize, execute, and deliver the Shares and the Conversion Shares upon the conversion thereof, the Warrants and the Warrant Shares upon the exercise thereof on the terms and conditions set forth herein. No consent, approval, authorization or order of, or any filing or declaration with, any governmental authority is required for the consummation of the transactions contemplated by this Agreement or in connection with the execution and delivery of the Shares, the Conversion Shares, the Warrants or the Warrant Shares by the Company, except such as may be required under Federal or state securities or Blue Sky laws.

SECTION 2.05 NO CONFLICTS.

         Except as described in the SEC Materials, neither the Company nor any of its Subsidiaries is in violation, breach, or default (which includes any event that has occurred which, with notice or lapse of time or both, would constitute a default) of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of the Transaction Agreements will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its Subsidiary pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or material instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the material property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the articles of incorporation or other constitutive documents or any order, rule, or regulation applicable to the Company or any Subsidiary of any court or any regulatory authority or other governmental body having jurisdiction over the Company or any Subsidiary.

SECTION 2.06 PROPERTIES.

         Subject to the qualifications set forth in the SEC Materials, each of the Company and each Subsidiary has good and marketable title to all properties and assets described in the SEC Materials as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company or any Subsidiary is the lessor or sublessor of properties or assets or under which the Company or any Subsidiary holds properties or assets as lessee or sublessee as described in the SEC Materials are in full force and effect, and, except as described in the SEC Materials, neither the Company nor any Subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and, to the Company's knowledge, no claim has been asserted by anyone adverse to rights of the Company or any Subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or a Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the SEC Materials.

SECTION 2.07 FINANCIAL CONDITION; FINANCIAL MATTERS.

                  (a) The consolidated financial statements and the related notes of the Company set forth in the SEC Materials present fairly the consolidated financial position and results of operations and changes in stockholders' equity and cash flows of the Company on a consistent basis at the respective dates and for the respective periods to which they apply. Said financial statements and notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved. There has been no material adverse change in the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, from the latest information set forth in the SEC Materials, except as properly described in the SEC Materials.

                  (b) Subsequent to the respective dates as of which information is given in the SEC Materials and except as described therein, the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock, other than amounts due under the Company's Series A-7 Preferred which amounts to approximately $29,000 as of the date of this Agreement and is expected to be paid primarily in Common Stock, nor has it incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any material change in the capital stock of, or any material

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incurrence of long-term debt by the Company or its Subsidiaries or any material issuance of options, warrants, or other rights to purchase the capital stock of the Company or its Subsidiaries or any material adverse change or any material development involving, so far as the Company or any Subsidiary can now reasonably foresee, a prospective adverse change in the financial condition, net worth, results of operations, business, key personnel, or properties of the Company or its Subsidiaries which would be material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, and neither the Company nor its Subsidiaries has become a party to, and neither the business nor the property of the Company or its subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

                  (c) The books, records and accounts and systems of internal accounting controls of the Company currently comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 2.08 LITIGATION.

         Except as set forth in the SEC Materials, there is not now pending or, to the knowledge of the Company, threatened, any action, suit, or proceeding to which the Company or any Subsidiary is a party before or by any court or governmental agency or body, which would result in any material adverse change in the financial condition, business, properties, net worth, or results of operations of the Company and its subsidiary, taken as a whole, nor are there any actions, suits, or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion, or race; and no labor disputes involving the employees of the Company or any Subsidiary exist or, to the Company's knowledge, are threatened which might be expected to materially adversely affect the condition (financial or otherwise), business, properties, net worth, or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 2.09 PERMITS; COMPLIANCE WITH LAWS.

         Except as disclosed in the SEC Materials, each of the Company and the Subsidiaries has sufficient licenses, permits, certificates, and other governmental authorizations as are reasonably required for the conduct of its business or the ownership of its property as described in the SEC Materials and are in all material respects complying therewith. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization, or permit nor, to the knowledge of the Company or the Subsidiaries, do any of the activities or business of the Company or any Subsidiary cause the Company or any Subsidiary to be in violation of, or cause the Company or any Subsidiary to violate, any law, rule, regulation, or order of the United States, any state, county, or locality, or of any agency or body of the United States or of any state, county, or locality, the violation of which would have a material adverse impact upon the financial condition, business, properties, net worth, or results of operations of the Company and the Subsidiaries, taken as a whole.

         Except as set forth in the SEC Materials, the business and operations of the Company and each of its Subsidiaries have been operated in compliance with all laws applicable thereto, except for any instances of non-compliance which, individually or in the aggregate, have not had and would not be reasonably likely in the future to have a material adverse effect on the business prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.



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

SECTION 2.10 QUESTIONABLE PAYMENTS.

         Neither the Company nor any Subsidiary has directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

SECTION 2.11 TRANSFER TAXES.

         At the date of this Agreement, all transfer or other taxes (including franchise, capital stock, or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the execution and delivery of the Shares and the Warrants to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with in all material respects.

SECTION 2.12 BROKERS; FINDERS.

         Except as set forth in Schedule 2.12, the Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the offering referred to herein.

SECTION 2.13 EMPLOYMENT MATTERS.

                  (a) The Company has entered into employment contracts with its principal executive officers, including Randy Selman, Alan Saperstein, George Stemper and Gail Babitt, and the description of such employment agreements in the SEC Materials is true, correct, and complete in all material respects.

                  (b) No labor dispute with the employees of the Company or its Subsidiaries exists or is threatened or imminent that could result in a material adverse change in the financial condition, business, properties, net worth or results of operations of the Company, except as described in or contemplated by the SEC Materials.

SECTION 2.14 INTELLECTUAL PROPERTY.

         The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and the Company has not received any written notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or funding, would result in a material adverse change in the financial condition, business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the SEC Materials.

SECTION 2.15 INSURANCE.

         The Company is insured against such losses and risks and in such amount as the Company believes are prudent.

SECTION 2.16 INVESTMENT COMPANY.

         The Company is not and will conduct its operations in a manner that it will not be subject to registration as an investment company under the Investment Company Act of 1940, as amended.



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SECTION 2.17 TAX RETURNS.

         The Company has filed all foreign, federal, state, and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and the Subsidiary, taken as a whole) and has paid all taxes required to be paid and any other assessment, fine, or penalty levied, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the SEC Materials.

SECTION 2.18 QUOTATION OF COMMON STOCK.

         The Common Stock is listed on the Nasdaq SmallCap Market under the symbol "VDATC". Other than as dislcosed in the SEC Materials, the Company has not received any communication (written or oral) regarding its continued listing eligibility on the Nasdaq SmallCap Market.

SECTION 2.19 SECURITIES FILINGS.

         The Company, and to the extent applicable, each of its Subsidiaries, has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission since May 2000, each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act. As of their respect dates, or as of the date of the last amendment thereof, if amended after filing, none of the SEC Materials contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

III.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Each Purchaser, severally but not jointly, represents and warrants to the Company as follows:

SECTION 3.01 ORGANIZATION AND QUALIFICATION.

         The Purchaser is an individual or a limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, as the case may be, with all requisite power and authority (limited liability company and otherwise), and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the respective business in which it contemplates engaging. The Purchaser is duly qualified to transact the respective business in which it is engaged and is, if not an individual, in good standing as a foreign limited liability company in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

SECTION 3.02 AUTHORIZATION.

         Each of the Transaction Agreements have been duly and validly authorized by the Purchaser. Each of the Transaction Agreements has been executed and delivered by the Purchaser, as appropriate, and, assuming due execution by the other party hereto and thereto, as applicable, each constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies. No consent, approval, authorization or order of, or any filing or declaration with, any governmental authority is required for the consummation of the transactions contemplated by the Transaction Agreements, except such as may be required under Federal or state securities or Blue Sky laws.




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SECTION 3.03 NON-DISTRIBUTIVE INTENT.

         The Purchaser is acquiring the Shares, the Conversion Shares issuable upon conversion thereof, the Warrants, and the Warrant Shares issuable upon the exercise thereof, for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Purchaser will not sell or otherwise dispose of such securities without registration under the Securities Act or an exemption therefrom, and registration or qualification under applicable state securities or "blue sky" laws, or an exemption therefrom, and the certificate or certificates representing such securities may contain a legend to the foregoing effect. By virtue of its position, the Purchaser has access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act. The Purchaser understands that it may not sell or otherwise dispose of such securities in the absence of either a registration statement under the Securities Act and compliance with such state securities or "blue sky" laws or an exemption from the registration provisions of the Securities Act and the registration or qualification provisions of such state securities or "blue sky" laws.

SECTION 3.04 COMPLETENESS OF DISCLOSURE.

         No representation or warranty by the Purchaser in any Transaction Agreement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

SECTION 3.05 ACCREDITED INVESTOR.

         The Purchaser is an "accredited investor" as defined in Rule 501 under the Securities Act.

SECTION 3.06 NO CONFLICTS.

         The Purchaser is not in violation, breach, or default (which includes any event that has occurred which, with notice or lapse of time or both, would constitute a default) of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of the Transaction Agreements will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which the Purchaser may be bound or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the articles of incorporation or other constitutive documents or any order, rule, or regulation applicable to the Purchaser of any court or any regulatory authority or other governmental body having jurisdiction over the Purchaser.

IV.      PURCHASE AND SALE

SECTION 4.01 PURCHASES OF THE SHARES AND WARRANTS.

         On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

         (a)      TRANCHE 1 PURCHASE

                  (i) Simultaneous with the execution hereof, the Company shall
(i) issue to the Purchasers the Tranche 1 Shares and the Tranche 1 Warrants in such numbers set forth opposite each Purchaser's name on SCHEDULE 1 hereto, and
(ii) each of the Transaction Agreements.



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


                  (ii) Simultaneous with the execution hereof, each Purchaser shall execute and deliver to the Company (i) the portion of the Tranche 1 Purchase Price set forth opposite such Purchaser's name on SCHEDULE 1 hereto, by bank check or wire transfer of immediately available funds to such account as the Company may designate in writing in advance to such Purchaser, and (ii) each of the Transaction Agreements.

         (b)      TRANCHE 2 PURCHASE

                  (i) Subject to satisfaction or waiver of the conditions to closing set forth in Section 4.03, on the Tranche 2 Closing Date, the Company shall issue to each Purchaser the Tranche 2 Shares and the Tranche 2 Warrants in such numbers set forth opposite each Purchaser's name on SCHEDULE 1 hereto.

                  (ii)Subject to the satisfaction or waiver of the conditions to closing set forth in Section 4.03, on the Tranche 2 Closing Date, each Purchaser shall deliver to the Company the portion of the Tranche 2 Purchase Price set forth opposite such Purchaser's name on SCHEDULE 1 hereto by bank check or wire transfer of immediately available funds.

SECTION 4.02 THE CLOSINGS.

         (a) The closing (the "Tranche 1 Closing") of the Tranche 1 transactions contemplated by Section 4.01 shall take place at the offices of Reitler Brown LLC, 800 Third Avenue, 21st floor, New York, New York 10022, at 10:00 a.m., local time, on the date of this Agreement or at such different place, such different time, or such different date or a combination thereof as the Company and the Purchasers agree in writing (the "Tranche 1 Closing Date").

         (b) The closing (the "Tranche 2 Closing") of the Tranche 2 transactions contemplated by Section 4.01 shall take place at the offices of Reitler Brown LLC, 800 Third Avenue, 21st floor, New York, New York 10022, at 10:00 a.m., local time, on the date which is 5 business days after the conditions in Section
4.3 have been satisfied (the "Tranche 2 Closing Date"). The Tranche 1 Closing and the Tranche 2 Closing are herein collectively referred to as the "Closings."

SECTION 4.03 CONDITIONS TO TRANCHE 2 CLOSING.

         (a) The Purchasers' obligation to purchase the Tranche 2 Shares and the Tranche 2 Warrants is conditioned upon:

                  (i) the representations and warranties of the Company set forth herein being true and correct in all material respects as of the Tranche 2 Closing Date; provided, however that, for purposes of such condition, the definition of SEC Materials shall be automatically amended to include any quarterly report on Form 10-Q, any Current report on Form 8-K or any other filing by the Company with the Securities and Exchange Commission filed by the Company after the date hereof;

                  (ii) there having been no material adverse change in the business prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole since the Tranche 1 Closing Date; and

                  (iii) the Company being in full compliance with its covenant obligations under this Agreement.

         (b) The Company's obligation to sell the Tranche 2 Shares and the Tranche 2 Warrants to each Purchaser shall be at the Company's sole discretion and is further conditioned upon:

                  (i) the representations and warranties of such Purchaser set forth herein being true and correct in all material respects as of the Tranche 2 Closing Date; and

                  (ii) such Purchaser being in full compliance with its covenant obligations under this Agreement. Notwithstanding the foregoing, if the conditions set forth in (i) and (ii) above are met and the closing of the sale of the Tranche 2 Shares shall not have occurred within 5 business days thereof, the Company, in any event, shall issue the Tranche 2 Warrants to the Purchasers pro rata according to the amounts the Purchasers were willing to purchase of the Tranche 2 Shares (to be set forth in a writing signed by the Purchasers) or, in the absence of such writing, pro rata based on the Purchasers' respective investments in the Tranche 1 Shares, which Tranche 2 Warrants shall be dated as of such date 5 business days after the fulfillment of such conditions (which date shall be deemed, for purposes of determining the issue date of the Tranche 2 Warrant, the "Tranche 2 Closing Date").

SECTION 4.04 INDEMNITY AGAINST LIABILITIES

         Each party hereto agrees to indemnify and hold harmless the other and their respective officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Indemnitees"), against any and all losses, liabilities, damages, and expenses whatsoever (which shall include, for all purposes of this Section 4.04, but not be limited to, reasonable counsel fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of the indemnifying party contained in this Agreement.

         The foregoing agreement to indemnify shall be in addition to any liability the parties hereto may otherwise have, including liabilities arising under this Agreement.

V.       COVENANTS AND AGREEMENTS OF THE COMPANY

         The Company covenants and agrees as follows:

SECTION 5.01 PUBLIC STATEMENTS.

         Before the Company shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, it shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser, for comments, and shall not release any such information without the prior written consent of the Purchaser. Nothing contained herein shall prevent the Company from releasing any information to any governmental authority if required to do so by law.

SECTION 5.02 REGISTRATION OF CONVERSION SHARES AND WARRANT SHARES.

         The Company has granted certain registration rights to the Purchasers set forth in its Articles of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State of the State of Florida on or about the date hereof, relating to the registration of the Conversion Shares, which provisions are hereby incorporated by reference herein. In addition, the Company agrees to use its best efforts to cause a registration statement on Form S-3 (or, if not eligible to use Form S-3, such other form for which the Company may be eligible) covering the resale of (i) the Conversion Shares underlying the Tranche 1 Shares, (ii) the Warrant Shares underlying the Tranche 1 Warrants, and
(iii) such other shares of Common Stock held directly or underlying equity securities acquired directly from the Company prior to the effective date of



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such registration statement (collectively, the "Registrable Securities"), to be filed with the Securities and Exchange Commission within thirty days of the Tranche 1 Closing Date and declared effective as soon as practicable thereafter; provided, however, to the extent such registration statement is not filed within 60 days of the date hereof, the Company shall be obligated to issue additional shares of Common Stock in an amount equal to 4% of the Registrable Securities (or pro rata amount thereof) for each month (or pro rata portion thereof) after such 60-day period in which no such filing is made, issuable on the earlier of the last day of each such month and the filing date of such registration statement. The Company further agrees to use its best efforts to maintain the effectiveness of such registration statement until the earlier to occur of (i) the sale of all of the Registrable Securities under such registration statement and (ii) such time as the Registrable Securities are all eligible for resale pursuant to Rule 144 promulgated under the Securities Act without being subject to the limitations of Rule 144(e). As provided in the Articles of Amendment, the Purchasers shall have a demand registration right and piggy-back rights if and to the extent not all of the Conversion Shares are registered pursuant to the above-referenced registration statement, which demand registration right shall be exercisable by the holders of a majority of the shares of unregistered Preferred Stock purchased under this Agreement from and after the earlier to occur of (i) the date which is 180 days from the date of this Agreement and (ii) the date which is 90 days from any subsequent tranches.

VI.      COVENANTS AND AGREEMENTS OF THE PURCHASER

         Each Purchaser covenants and agrees as follows:

SECTION 6.01 CONFIDENTIALITY.

         Such Purchaser shall insure that all confidential information which such Purchaser, any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company, any affiliate thereof, or any customer or supplier thereof or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them. Notwithstanding the foregoing, the restrictions of the immediately preceding sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available.

SECTION 6.02 PUBLIC STATEMENTS.

         Before such Purchaser shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with the Company shall furnish drafts of all documents or proposed oral statements to the Company for comments. Nothing contained herein shall prevent such Purchaser from releasing any information to any governmental authority if required to do so by law.

VII.     MISCELLANEOUS

SECTION 7.01 FURTHER ACTIONS

         At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

SECTION 7.02 AVAILABILITY OF EQUITABLE REMEDIES.

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after a Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

SECTION 7.03 SURVIVAL.

         The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closings and any delivery of Shares, Conversion Shares, Warrants or Warrant Shares to the Purchasers, irrespective of any investigation made by or on behalf of any party. The statements contained in any statement, certificate, or other instrument executed by the Company and relating hereto or delivered to the Purchasers in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of the Company hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby). The statements contained in any statement, certificate, or other instrument executed by a Purchaser and relating hereto or delivered to the Company in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of such Purchaser hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

SECTION 7.04 MODIFICATION.

         This Agreement and the Schedules and Exhibits hereto (together with the other Transaction Agreements) set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 7.03), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of an authorized officer or partner of each party.

SECTION 7.05 NOTICES.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.05) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 7.05. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7.05 shall be deemed given at the time of receipt thereof. A copy of any and all notices to the Purchasers shall be delivered in accordance with this section to Reitler Brown LLC, 800 Third Avenue, 21st floor, New York, NY 10022, Attention: Robert Steven Brown.



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

SECTION 7.06 WAIVER.

         Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

Section 7.07 BINDING EFFECT; SEPARATE AGREEMENTS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns. Notwithstanding anything herein to the contrary, a breach by one Purchaser shall not affect the obligation of the other Purchaser and the Company to effect either the Tranche 1 Closing or the Tranche 2 Closing or the enforceability of this Agreement as between the non-breaching parties.

SECTION 7.08 NO THIRD PARTY BENEFICIARIES.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

SECTION 7.09 SEPARABILITY.

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

SECTION 7.10 HEADINGS.

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 7.11 Counterparts; Governing Law.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York.

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


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    VISUAL DATA CORPORATION


                                    By: /s/
                                       ---------------------------------------
                                       Name: Randy S. Selman
                                       Title: President



                                    CHARTER CAPITAL RESOURCES, INC.


                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                       Title:

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